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Best-Ever Postpaid Churn Drives Strongest Postpaid
Net Adds in Nearly Five Years and Continued U-verse Gains Highlight
AT&T’s Second Quarter as Business Transformation Continues

▪	$0.68 diluted EPS compared to $0.71 diluted EPS in the year-ago quarter. Excluding significant items, EPS was $0.62 versus $0.67 a year ago

▪	Second-quarter consolidated revenues of $32.6 billion, up 1.6 percent versus the year-earlier period

▪	More than 2 million new wireless and wireline high speed broadband connections added

Strong Postpaid Wireless Subscriber Gains and Record-Low Postpaid Churn Driven by Repositioning of the Wireless Business Model

▪	Postpaid net adds of more than 1 million, strongest gain in nearly five years

▪	Best-ever postpaid churn of 0.86 percent

▪	Wireless revenues up 3.7 percent versus the year-ago quarter

▪	Wireless data billings up almost 20 percent versus the year-earlier quarter

▪	Wireless operating income margin of 24.1 percent with adjusted EBITDA service margin of 42.6 percent

▪	More than 700,000 postpaid smartphone net adds; about 61 million total branded smartphone subscribers, both postpaid and prepaid

▪	250,000 branded tablet net adds; 366,000 postpaid tablet net adds

▪	1.6 million new postpaid smartphones added (both upgrades and new subscribers); smartphones accounted for 92 percent of postpaid phone sales

▪	AT&T Mobile Share® accounts reached 14.6 million, or more than 41 million connections – about 56 percent of postpaid subscribers; 49 percent of accounts on data plans of 10 gigabytes or higher

▪	More than 50 percent, or 3.1 million, of all smartphone gross adds and upgrades on AT&T NextSM

Strong Wireline Consumer Growth and Strategic Business Services Gains

▪	Continued strong wireline consumer revenue growth of 3.0 percent versus the year-earlier period

▪	Total U-verse® revenues, including business, were up 24.8 percent year over year; now approaching a $15 billion annualized revenue stream

o	488,000 high speed Internet subscriber net adds, including 55,000 business customers; U-verse broadband about 70 percent of total broadband base

o	190,000 U-verse TV subscribers added

▪	Strategic business services growth of 13.5 percent year over year, an annualized revenue stream of more than $9 billion and now more than 27 percent of wireline business revenues

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Wednesday, July 23, 2014, at www.att.com/investor.relations.

DALLAS, July 23, 2014 — AT&T Inc. (NYSE:T) today reported strong second-quarter wireless postpaid gains and record low postpaid churn driven by the growing popularity of AT&T Next and Mobile Share ValueSM plans.

“The quarter was marked by several transformative moves to grow our wireless, broadband and video services,” said Randall Stephenson, AT&T chairman and CEO. “We announced our intent to acquire DIRECTV, which will improve our video position and our ability to bundle broadband, mobility and video services nationally. Our move to simple pricing and no-device-subsidy plans is repositioning the wireless business model, resulting in our best postpaid net adds in nearly five years and our lowest-ever postpaid churn. And our Project VIP investments continue to drive impressive growth in U-verse and strategic business services.”

Second-Quarter Financial Results

For the quarter ended June 30, 2014, AT&T's consolidated revenues totaled $32.6 billion, up 1.6 percent versus the year-earlier period. Compared with results for the second quarter of 2013, operating expenses were $27.0 billion versus $26.0 billion; operating income was $5.6 billion versus $6.1 billion; and operating income margin was 17.2 percent versus 19.1 percent. When adjusted for Leap integration expenses, operating margin was 17.7 percent.

Second-quarter 2014 net income attributable to AT&T totaled $3.5 billion, or $0.68 per diluted share, compared to $3.8 billion, or $0.71, in the year-ago quarter. Adjusting for $0.02 of Leap integration-related costs and an $0.08 gain on the sale of the company’s América Móvil equity investment, earnings per share was $0.62 compared to an adjusted $0.67 in the year-ago quarter.

Cash from operating activities totaled $8.1 billion in the second quarter and $16.9 billion year to date; and capital expenditures totaled $6.0 billion in the second quarter and $11.8 billion year to date. Free cash flow — cash from operating activities minus capital expenditures — totaled $2.1 billion for the quarter and $5.1 billion year to date. The company continues to repurchase shares opportunistically. During the quarter, the company repurchased 5 million of its shares for $159 million.

As part of its Project VIP-related deployment, the company now has more than 290 million POPs covered by 4G LTE. The company’s LTE deployment is expected to be substantially complete this summer.

The company also has passed more than 500,000 additional business customer locations with fiber since Project VIP was announced.  With increased customer orders for fiber-based services and the addition of new fiber initiatives such as U-verse® with AT&T GigaPowerSM, the company can now more economically provide fiber services to buildings with fewer than six business locations. The company now expects to build fiber services to more than 1 million business locations regardless of building size. This change will have no impact on capital spending expectations.

Guidance

The company maintains full-year 2014 guidance including:

•	Consolidated revenue growth in the 5 percent range;
•	Stable consolidated margins;
•	Adjusted earnings per share growth at the low end of the mid-single digit range;
•	Capital expenditures in the $21 billion range;
•	Free cash flow in the $11 billion range.

WIRELESS OPERATIONAL HIGHLIGHTS

AT&T delivered record-low postpaid churn and its best postpaid subscriber gains in nearly five years as the company continues to reposition its wireless business model with the growing popularity of Mobile Share Value plans and AT&T Next. Highlights included:

Wireless Revenues Grow 3.7 Percent. Total wireless revenues, which include equipment sales, were up 3.7 percent year over year to $17.9 billion. Wireless service revenues decreased 1.4 percent in the second quarter to $15.1 billion, and wireless equipment revenues increased 44.8 percent to $2.8 billion as the company transitions its postpaid subscriber base to equipment installment plans from the device subsidy model. Second-quarter wireless operating expenses totaled $13.6 billion, up 7.8 percent versus the year-earlier quarter, and wireless operating income was $4.3 billion, down 7.5 percent year over year. Second-quarter 2014 revenues included impacts from the customer adoption of Mobile Share Value plans, promotional activities and the delay of revenue recognition from adding AT&T Next to the indirect sales channels, partially offset by revenues from the company’s acquisition of Leap Wireless.

The success related to AT&T Next, the company’s equipment installment plan, and Mobile Share Value plans impacted postpaid service ARPU (average revenues per user). Phone-only postpaid ARPU decreased 7.7 percent versus the year-earlier quarter. Phone-only postpaid ARPU with AT&T Next monthly billings decreased 4.7 percent. The strong adoption of Mobile Share Value plans ahead of device upgrades on AT&T Next also is impacting the timing of revenues. As customers upgrade with AT&T Next, phone-only ARPU with AT&T Next monthly billings is expected to increase. At the same time, the company has lower postpaid churn which drives higher customer value and improved  customer satisfaction scores.

Best Postpaid Net Adds in Nearly Five Years and Best-Ever Postpaid Churn. The popularity of the company’s AT&T Next and Mobile Share Value plans drove strong wireless subscriber metrics in the second quarter.

AT&T added 1,026,000 postpaid subscribers in the second quarter, the strongest postpaid net gain in nearly five years. Total wireless subscribers increased by 634,000 in the quarter, led by postpaid net adds and 175,000 connected device net adds. These gains were offset somewhat by a net loss of 405,000 prepaid subscribers, due to declines in session-based tablets and the expected second-quarter reduction in Cricket subscribers as the company begins its integration of Leap Wireless. The company also had a net loss of 162,000 reseller subscribers, primarily due to losses in low-revenue 2G subscriber accounts.

Postpaid net adds include 707,000 smartphones. Total branded smartphone net adds (both postpaid and prepaid) were 576,000, due to expected declines in legacy Cricket smartphone subscribers. Total branded tablet net adds were 250,000. The company had 366,000 postpaid tablet net adds.

Postpaid churn was a record-low 0.86 percent. This compares to 1.02 percent in the year-ago quarter and 1.07 percent in the first quarter of 2014. Total churn of 1.47 percent was up compared to 1.36 percent in the year-ago quarter due to expected pressure in prepaid with the transition of Cricket subscribers.

LTE Smartphones Nearly Two-Thirds of Postpaid Smartphone Base. AT&T added 1.6 million postpaid smartphones in the second quarter. At the end of the quarter, 80 percent, or 54.6 million, of AT&T's postpaid phone subscribers had smartphones, up from 73 percent, or 49.5 million, a year earlier. Smartphones accounted for 92 percent of postpaid phone sales in the quarter. AT&T’s ARPU for smartphones is more than twice that of non-smartphone subscribers. At the end of the second quarter, 63 percent of AT&T’s postpaid smartphone customers used an LTE-capable device. The company had 6.2 million postpaid smartphones gross adds and upgrades in the quarter.

Growing Adoption of No-Device-Subsidy Plans Continues. AT&T is repositioning the customer experience with attractive Mobile Share Value pricing for customers who transition from the traditional device subsidy model. In the second quarter, an increasing number of subscribers chose Mobile Share plans. Mobile Share plans, including Mobile Share Value, now represent more than 41 million connections, or about 56 percent of postpaid subscribers. About 44 percent of the company’s postpaid smartphone base is on no-device-subsidy Mobile Share Value plans.

The number of Mobile Share accounts more than tripled year over year and has doubled in 2014 to reach 14.6 million with an average of about three devices per account. Take rates on the larger-data plans showed strong growth as well. At the end of the second quarter, 49 percent of Mobile Share accounts had 10 gigabyte or larger data plans, up from 29 percent in the year-ago quarter. That helped drive a nearly 20 percent year-over-year increase in wireless data billings. In total, more than 80 percent of postpaid smartphone subscribers are on usage-based data plans (tiered data and Mobile Share plans). This compares to about 70 percent, a year ago.

More than Half of Smartphone Sales on AT&T Next. Sales of AT&T Next also increased during the second quarter. More than 50 percent, or 3.1 million, of all postpaid smartphone gross adds and upgrades were on AT&T Next during the quarter.

EBITDA Wireless Margins Stable. As expected, wireless margins were impacted from the adoption of Mobile Share Value plan pricing, strong customer growth, promotional activities and continued investment in new services. AT&T’s reported second-quarter wireless operating income margin was 24.1 percent versus 27.1 percent in the year-earlier quarter. AT&T’s wireless EBITDA margin was 35.5 percent, compared to 37.7 percent in the second quarter of 2013. (EBITDA margin is operating income before depreciation and amortization, divided by total wireless revenues.) AT&T wireless service margin was 42.0 percent compared to 42.4 percent in the year-ago quarter. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.) When adjusting for Leap integration costs, AT&T’s wireless EBITDA margin was 36.0 percent and wireless EBITDA service margin was 42.6 percent.

WIRELINE OPERATIONAL HIGHLIGHTS

Continued strong wireline consumer revenue growth with solid U-verse gains led AT&T’s wireline results as the company continues its wireline transformation. Highlights included:

Wireline Service Revenues Stable Sequentially. Total second-quarter wireline revenues were $14.6 billion, down 0.9 percent versus the year-earlier quarter and up 0.2 percent versus the first quarter of 2014. Total U-verse revenues grew 24.8 percent year over year. Second-quarter wireline operating expenses were $13.2 billion, up 0.6 percent versus the second quarter of 2013. AT&T’s wireline operating income totaled $1.4 billion, down 12.9 percent versus the second quarter of 2013. Second-quarter wireline operating income margin was 9.7 percent versus 11.1 percent in the year-earlier quarter, primarily due to U-verse content cost increases, declines in legacy services, success-based growth costs and expenses incurred as part of Project VIP.

U-verse Drives Solid Consumer Revenue Growth. Revenues from residential customers totaled $5.7 billion, an increase of 3.0 percent versus the second quarter a year ago. Continued strong growth in consumer IP data services in the second quarter more than offset lower revenues from legacy voice and data products. U-verse, which includes high speed Internet, TV and voice over IP, now represents 62 percent of wireline consumer revenues, up from 51 percent in the year-earlier quarter. Consumer U-verse revenues grew 24.5 percent year over year.

11.5 Million U-verse Broadband Subscribers. U-verse TV added 190,000 subscribers in the second quarter to reach 5.9 million in service. U-verse high speed Internet had a second-quarter net gain of 488,000 subscribers, to reach a total of 11.5 million. Overall, total wireline broadband subscribers decreased by 55,000 in the quarter, due partly to seasonality, but were flat year over year. Total wireline broadband ARPU was up more than 6 percent year over year. Total U-verse high speed Internet subscribers now represent about 70 percent of all wireline broadband subscribers, compared with 55 percent in the year-earlier quarter.

About 61 percent of U-verse broadband subscribers have a plan delivering speeds of 12 Mbps or higher. More than 97 percent of AT&T’s video customers subscribe to bundled services. About two-thirds of AT&T U-verse TV subscribers take three or four services from AT&T. ARPU for U-verse triple-play customers continues to be more than $170. At the end of the quarter, U-verse TV penetration was more than 21 percent and U-verse broadband penetration was more than 20 percent.

Continued Gains in Strategic Business Services. Total revenues from business customers were $8.7 billion, down 2.9 percent versus the year-earlier quarter but stable sequentially. Business service revenues declined 2.3 percent year over year but were essentially flat versus the first quarter of 2014. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPNs, Ethernet, cloud, hosting, IP conferencing, VoIP, MIS over Ethernet, U-verse and security services — grew 13.5 percent versus the year-earlier quarter. These services represent an annualized revenue stream of more than $9 billion and are more than 27 percent of wireline business revenues. During the second quarter, the company also added 55,000 business U-verse high speed broadband subscribers.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s most reliable 4G LTE network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best global wireless coverage, based on offering roaming in more countries than any other U.S. based carrier, and offers the most wireless phones that work in the most countries. It also offers advanced TV service with the AT&T U-verse® brand. The company’s suite of IP-based business communications services is one of the most advanced in the world.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com/aboutus or follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.

© 2014 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Reliability claim based on data transfer completion rates on nationwide 4G LTE networks. 4G LTE availability varies.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T and DIRECTV, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and DIRECTV and are subject to significant risks and uncertainties outside of our control.

This presentation may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at www.att.com/investor.relations.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that DIRECTV stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of DIRECTV and AT&T to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in AT&T’s and DIRECTV’s filings with the Securities and Exchange Commission. Neither AT&T nor DIRECTV is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T and DIRECTV.  In connection with the proposed merger, AT&T has filed a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS OF DIRECTV ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T and DIRECTV, without charge, at the SEC’s website at http://www.sec.gov.  Copies of documents filed with the SEC by AT&T will be made available free of charge on AT&T’s investor relations website at http://www.att.com/investor.relations. Copies of documents filed with the SEC by DIRECTV will be made available free of charge on DIRECTV’s investor relations website at http://investor.directv.com.

Participants in Solicitation

AT&T and its directors and executive officers, and DIRECTV and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DIRECTV common stock in respect of the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2014. Information about the directors and executive officers of DIRECTV is set forth in the proxy statement for DIRECTV’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.  Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted Operating Income and Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.